    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 2000

                                                      REGISTRATION NO. 333-89995
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------


                                Amendment No. 4

                                       to
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------

                           ALAMOSA PCS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 4812                                75-2843707
     (State or other jurisdiction           (Primary standard industrial                 (I.R.S. employer
  of incorporation or organization)         classification code number)                identification no.)

                            4403 BROWNFIELD HIGHWAY
                              LUBBOCK, TEXAS 79407
                                 (806) 722-1100
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------
                               DAVID E. SHARBUTT
                            CHIEF EXECUTIVE OFFICER
                            4403 BROWNFIELD HIGHWAY
                              LUBBOCK, TEXAS 79407
                                 (806) 722-1100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               ------------------
                          Copies of communications to:

                    WM. S. KLEINMAN                                         MARC S. ROSENBERG
                 HAYNES AND BOONE, LLP                                   CRAVATH, SWAINE & MOORE
              901 MAIN STREET, SUITE 3100                                    WORLDWIDE PLAZA
                DALLAS, TEXAS 75202-3789                                    825 EIGHTH AVENUE
                     (214) 651-5000                                      NEW YORK, NEW YORK 10019
                                                                              (212) 474-1000

                               ------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities to be registered. All of the amounts shown are estimated except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

Securities and Exchange Commission registration fee.........  $   51,430
NASD filing fee.............................................      19,000
Nasdaq National Market listing fees.........................      95,000
Printing and engraving expenses.............................     125,000
Legal fees and expenses.....................................     425,000
Accounting fees and expenses................................     292,000
Transfer agent and registrar fees...........................      10,000
Miscellaneous expenses......................................       2,570
                                                              ----------
     Total..................................................  $1,020,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Certificate of Incorporation of Alamosa PCS Holdings, Inc. ("Alamosa") provides that the liability of the directors of Alamosa to Alamosa or any of its stockholders for monetary damages arising from acts or omissions occurring in their capacity as directors shall be limited to the fullest extent permitted by the laws of Delaware or any other applicable law. This limitation does not apply with respect to any action in which a director would be liable under Section 174 of the General Corporation Law of the State of Delaware nor does it apply with respect to any liability in which a director:

     - breached his duty of loyalty to Alamosa or its stockholders;

     - did not act in good faith or, in failing to act, did not act in good faith;

     - acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

     - derived an improper personal benefit.

     Alamosa's Certificate of Incorporation provides that Alamosa shall indemnify its directors, officers and employees and former directors, officers and employees to the fullest extent permitted by the laws of Delaware or any other applicable law. Pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware, Alamosa has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of Alamosa) by reason of the fact that he is or was a director, officer, employee, or agent of Alamosa, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of Alamosa and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of Alamosa as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

     The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

     Reference is made to the Form of Underwriting Agreement, to be filed as
Exhibit 1.1 to this registration statement, which provides for indemnification by the Underwriters under certain circumstances of the directors and officers of Alamosa signing the registration statement and certain controlling persons of Alamosa against certain liabilities, including those arising under the Securities Act.

     Alamosa has directors' and officers' liability insurance covering its directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Alamosa pursuant to the foregoing provisions, Alamosa has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Alamosa PCS Holdings, Inc., a Delaware corporation ("Alamosa") was formed on October 19, 1999. It has no assets and has issued no capital stock. Immediately prior to the closing of this initial public offering, we will reorganize as described in the prospectus. In connection with the reorganization, Alamosa will merge with Alamosa PCS Holdings, Inc., a Texas corporation ("Texas Holdings"). To effectuate the merger, Alamosa will issue 100 shares of common stock to Texas Holdings. Alamosa will then merge with Texas Holdings, with Alamosa as the surviving corporation. In the merger, Alamosa will issue unregistered shares of Alamosa common stock to the stockholders of Texas Holdings.

     Alamosa will also grant stock options to directors, officers, employees and consultants before the closing of this initial public offering. These are the only unregistered issuances of securities that Alamosa currently contemplates.

     Texas Holdings will be the successor to the current operating company, Alamosa PCS, LLC, by virtue of a conversion of the LLC to a corporation.

     The persons to receive Alamosa common stock in connection with the reorganization, their owners, the consideration to be received by Alamosa for such common stock and the number of shares of common stock to be received are set forth in the tables below.

1. COMMENCEMENT OF THE REORGANIZATION

                                                                                              PERCENTAGE OF
                                                                             NUMBER OF     MEMBERSHIP INTEREST
                                                                           SHARES OF OUR       RECEIVED IN
                                                             NATURE OF     COMMON STOCK     EXCHANGE FOR OUR
ENTITY RECEIVING SECURITIES           OWNER, IF AN ENTITY  CONSIDERATION   TO BE ISSUED      COMMON STOCK(1)
---------------------------           -------------------  -------------   -------------   -------------------
Alamosa PCS Holdings, Inc.
(Texas).............................  The owners are           $100             100                 100%
                                      those persons
                                      listed below in
                                      Item 2 "Common
                                      Stock to be Issued
                                      Pursuant to the
                                      Reincorporation
                                      Merger."

2. COMMON STOCK TO BE ISSUED PURSUANT TO REINCORPORATION MERGER

                                                                                               PERCENTAGE OF
                                                                              NUMBER OF     MEMBERSHIP INTEREST
                                                                            SHARES OF OUR       RECEIVED IN
                                                               NATURE OF    COMMON STOCK     EXCHANGE FOR OUR
ENTITY RECEIVING SECURITIES             OWNER, IF AN ENTITY  CONSIDERATION  TO BE ISSUED      COMMON STOCK(1)
---------------------------             -------------------  -------------  -------------   -------------------
Rosewood Telecommunications,
L.L.C. ...............................  Caroline Hunt Trust  Membership       9,725,000           20.05%
                                        Estate               Interest
South Plains Advanced Communications &
Electronics, Inc. ....................  Rural telephone      Membership       8,652,085            17.84
                                        cooperative;         Interest
                                        members are
                                        subscribers for
                                        phone service
West Texas PCS, LLC...................  Michael R. Budagher  Membership       7,072,915            14.58
                                                             Interest
Taylor Telecommunications, Inc. ......  Rural telephone      Membership       5,100,000            10.52
                                        cooperative;         Interest
                                        members are
                                        subscribers for
                                        phone service
Plateau Telecommunications,
Incorporated..........................  Rural telephone      Membership       3,000,000             6.19
                                        cooperative;         Interest
                                        members are
                                        subscribers for
                                        phone service
Tregan International Corp. ...........  Regan Silber and     Membership       3,000,000             6.19
                                        Trevar Pearlman      Interest
XIT Telecommunication & Technology,
Inc. .................................  Rural telephone      Membership       2,750,000             5.67
                                        cooperative;         Interest
                                        members are
                                        subscribers for
                                        phone service
LEC Development, Inc. ................  Rural telephone      Membership       2,500,000             5.15
                                        cooperative;         Interest
                                        members are
                                        subscribers for
                                        phone service
Wes-Tex Telecommunications, Inc. .....  Rural telephone      Membership       2,500,000             5.15
                                        cooperative;         Interest
                                        members are
                                        subscribers for
                                        phone service
Longmont PCS, LLC.....................  Jeffrey P. Howard    Membership       1,000,000             2.06
                                                             Interest
J&M Family Partnership Ltd............  James R. and Mary    Membership         666,434             1.37
                                        Underwood and their  Interest
                                        three children
Five S, Ltd. .........................  David and Patsy      Membership         593,200             1.22
                                        Sharbutt and their   Interest
                                        three children
Yellow Rock PCS, L.P. ................  Adam Lampert         Membership         400,000             0.82
                                                             Interest
John St. Clair........................          --           Membership         292,938             0.60
                                                             Interest
Harness, Ltd..........................  Present and former   Membership         292,938             0.60
                                        CHR Solutions, Inc.  Interest
                                        employees
Anthony E. Bliss......................          --           Membership         288,056(2)          0.59
                                                             Interest
Romoso, Ltd...........................  William R. Overman   Membership         153,792             0.32
                                                             Interest

                                                                                               PERCENTAGE OF
                                                                              NUMBER OF     MEMBERSHIP INTEREST
                                                                            SHARES OF OUR       RECEIVED IN
                                                               NATURE OF    COMMON STOCK     EXCHANGE FOR OUR
ENTITY RECEIVING SECURITIES             OWNER, IF AN ENTITY  CONSIDERATION  TO BE ISSUED      COMMON STOCK(1)
---------------------------             -------------------  -------------  -------------   -------------------
W. Don Stull..........................          --           Membership          97,647             0.20
                                                             Interest
J. Frank Eldridge.....................          --           Membership          73,235             0.15
                                                             Interest
David E. Sharbutt.....................          --           Membership          48,824             0.10
                                                             Interest
Barry J. Moore........................          --           Membership          48,824             0.10
                                                             Interest
Randall D. Yeisley....................          --           Membership          48,824             0.10
                                                             Interest
William R. Overman....................          --           Membership          24,412(2)          0.05
                                                             Interest
Addie Lee Hicks.......................          --           Membership          24,412             0.05
                                                             Interest
Steven Steele.........................          --           Membership          24,412             0.05
                                                             Interest
Paula Sexton..........................          --           Membership          24,412             0.05
                                                             Interest
Will Payne............................          --           Membership          24,412             0.05
                                                             Interest
Gail McVicker.........................          --           Membership          24,412             0.05
                                                             Interest
Gaylord Ellerman......................          --           Membership          24,412             0.05
                                                             Interest
James E. McDuff.......................          --           Membership          24,412             0.05
                                                             Interest

     The persons to receive options to purchase Alamosa common stock, the nature of consideration for these options and number of shares that may be purchased pursuant to these options are set forth in the table below.

3. OPTIONS TO BE GRANTED

                                                                NATURE OF      NUMBER OF
OWNER                                                         CONSIDERATION     OPTIONS
-----                                                         -------------   ------------
David E. Sharbutt...........................................  Employment       1,697,500(3)

Jerry W. Brantley...........................................  Employment(4)    1,697,500(3)

Kendall W. Cowan............................................  Employment       1,455,000(3)

W. Don Stull................................................  Employment(4)      145,500(3)

Michael R. Budagher.........................................  Director            28,000(3)
                                                              Services

Ray M. Clapp, Jr. ..........................................  Director            43,000(3)
                                                              Services

Scotty Hart.................................................  Director            28,000(3)
                                                              Services

                                                                NATURE OF      NUMBER OF
OWNER                                                         CONSIDERATION     OPTIONS
-----                                                         -------------   ------------
Thomas Hyde.................................................  Director            28,000(3)
                                                              Services

Schuyler B. Marshall........................................  Director            28,000(3)
                                                              Services

Tom M. Phelps...............................................  Director            28,000(3)
                                                              Services

Reagan W. Silber............................................  Director            28,000(3)
                                                              Services

Jimmy R. White..............................................  Director            28,000(3)
                                                              Services

Adam Lampert................................................  Consulting          15,000(3)
                                                              Services

Jeff Howard.................................................  Consulting          12,500(3)
                                                              Services

Wilton J. Payne.............................................  Consulting          10,000(3)
                                                              Services

J.R. Wilson.................................................  Consulting          10,000(3)
                                                              Services

Other Employees.............................................  Employment         902,500(3)

---------------

(1) All percentages of membership interests, except options, are calculated on a non-fully diluted basis. Percentages for options to purchase membership interests are calculated on a fully diluted basis.

(2) Includes or consists of shares held in a 401(k) plan.
(3) Represents options to acquire securities, not issued securities.
(4) The consideration for these stock options is an option to purchase a membership interest in Alamosa PCS, LLC as well as his employment with us.

     None of the foregoing transactions will involve any public offering, and issuances of securities in connection with such transactions will be made pursuant to valid exemptions under the Securities Act of 1933 (the "Act"). The following are the exemptions relied on for each issuance of securities pursuant to our reorganization.

     First, our issuance of 100 shares to Holdings Texas is exempt under Section 4(2) of the Act. This issuance of 100 shares is a transaction involving one offeree, involving no general solicitation.

     Second, our issuance of 48,500,008 shares to the twenty-nine stockholders of Texas Holdings, pursuant to the merger of Texas Holdings with and into Alamosa, is exempt under Section 4(2). The merger will take place through direct communication with the offerees, with no general solicitation or advertising. Since Alamosa will be a subsidiary of Texas Holdings, these offerees will have a pre-existing and substantial relationship with us.

     The options to purchase a total of 6,184,500 shares will be granted pursuant to a written compensatory benefit plan or written compensation contract to the directors, employees and consultants, and will be exempt pursuant to Rule
701. 48,500,008 shares will be outstanding prior to the grant of these options. The 6,184,500 shares is under the maximum of 15% of 48,500,008, or 7,275,001 provided in Rule 701(d)(2).

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

     The exhibits are as set forth in the Exhibit Index.

     (b) Financial Statement Schedules:

          No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Alamosa pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Alamosa pursuant to the foregoing provisions, or otherwise, Alamosa has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Alamosa of expenses incurred or paid by a director, officer or controlling person of Alamosa in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Alamosa will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Alamosa has duly caused this fourth amendment to the registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Dallas, State of Texas, on the 2nd day of February, 2000.


                                            ALAMOSA PCS HOLDINGS, INC.

                                            By:    /s/ DAVID E. SHARBUTT
                                              ----------------------------------
                                                      David E. Sharbutt
                                              Chairman of the Board of Directors
                                                              and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this fourth amendment to the registration statement has been signed by the following persons in the capacities indicated on the 2nd day of February, 2000.


                        NAME                                        TITLE                       DATE
                        ----                                        -----                       ----
                /s/ DAVID E. SHARBUTT                      Chairman of the Board of       February 1, 2000
-----------------------------------------------------   Directors and Chief Executive
                  David E. Sharbutt                                Officer

                /s/ KENDALL W. COWAN                       Chief Financial Officer        February 1, 2000
-----------------------------------------------------
                  Kendall W. Cowan

                MICHAEL R. BUDAGHER*                               Director               February 1, 2000
-----------------------------------------------------
                 Michael R. Budagher

                 RAY M. CLAPP, JR.*                                Director               February 1, 2000
-----------------------------------------------------
                  Ray M. Clapp, Jr.

                    SCOTTY HART*                                   Director               February 1, 2000
-----------------------------------------------------
                     Scotty Hart

                    THOMAS HYDE*                                   Director               February 1, 2000
-----------------------------------------------------
                     Thomas Hyde

                                                                   Director               February 1, 2000
-----------------------------------------------------
                Schuyler B. Marshall

                   TOM M. PHELPS*                                  Director               February 1, 2000
-----------------------------------------------------
                    Tom M. Phelps

                  REAGAN W. SILBER*                                Director               February 1, 2000
-----------------------------------------------------
                  Reagan W. Silber

                   JIMMY R. WHITE*                                 Director               February 1, 2000
-----------------------------------------------------
                   Jimmy R. White


     David E. Sharbutt, by signing his name hereto, does sign and execute this fourth amendment to the registration statement on behalf of each of the above-named officers and directors of the registrant on this 2nd day of February, 2000, pursuant to powers of attorneys executed on behalf of each of such officers and directors and previously filed with the Securities and Exchange Commission.


*By:    /s/ DAVID E. SHARBUTT
     -------------------------------
            David E. Sharbutt
            Attorney-in-Fact

                               INDEX TO EXHIBITS


        EXHIBIT
         NUMBER                                   EXHIBIT TITLE
        -------                                   -------------
         1.1*              -- Form of Underwriting Agreement.
         2.1*              -- Form of Agreement and Plan of Merger of Alamosa PCS
                              Holdings, Inc., a Texas corporation, with and into
                              Alamosa PCS Holdings, Inc., a Delaware corporation.
         2.2*              -- Form of Agreement and Plan of Conversion of Alamosa PCS
                              LLC, a Texas limited liability company into Alamosa PCS
                              Holdings, Inc., a Texas corporation.
         3.1*              -- Amended and Restated Certificate of Incorporation of
                              Alamosa.
         3.2*              -- Amended and Restated Bylaws of Alamosa.
         4.1*              -- Specimen Common Stock Certificate.
         4.2*              -- Rights Agreement between Alamosa PCS Holdings, Inc. and
                              ChaseMellon Shareholder Services, L.L.C., as rights
                              agent.
         4.3*              -- Amended and Restated Certificate of Incorporation of
                              Alamosa (filed as Exhibit 3.1 above).
         4.4*              -- Amended and Restated Bylaws of Alamosa (filed as Exhibit
                              3.2 above).
         4.5*              -- Form of Credit Agreement by and between Alamosa PCS,
                              Inc., as borrower, Alamosa PCS Holdings, Inc., Texas
                              Telecommunications, LP and Alamosa Wisconsin Limited
                              Partnership, as guarantors and Nortel Networks Inc., as
                              administrative agent, for a $250,000,000 credit facility,
                              to be executed prior to the closing of this offering
                              (filed as Exhibit 10.16 below).
         5.1               -- Opinion of Haynes and Boone, LLP, regarding legality of the Common Stock being issued.
        10.1*              -- CDMA 1900 SprintCom Additional Affiliate Agreement dated as of December 21, 1998 by and between Alamosa PCS, LLC
                              and Northern Telecom, Inc.
        10.2*              -- Amendment No. 1 to DMS-MTX Cellular Supply Agreement
                              dated as of January 12, 1999 by and between Alamosa PCS,
                              LLC and Nortel Networks Inc. as an amendment to Exhibit
                              10.1 described above.
        10.3*              -- Amendment No. 2 to DMS-MTX Cellular Supply Agreement
                              dated as of March 1, 1999 by and between Alamosa PCS, LLC
                              and Nortel Networks Inc. as an amendment to Exhibits 10.1
                              and 10.2 described above.
        10.4*              -- Amendment No. 3 to DMS-MTX Cellular Supply Agreement
                              dated as of August 11, 1999 by and between Alamosa PCS,
                              LLC and Nortel Networks Inc. as an amendment to Exhibits
                              10.1, 10.2 and 10.3 described above.
        10.5*              -- Sprint PCS Management Agreement, as amended, dated as of
                              July 17, 1998 by and between Sprint Spectrum, LP,
                              SprintCom, Inc., WirelessCo, LP and Alamosa PCS, LLC,
                              superceded by Exhibit 10.22.
        10.6*              -- Sprint PCS Services Agreement dated as of July 17, 1998 by and between Sprint Spectrum, LP and Alamosa PCS, LLC
                              superceded by Exhibit 10.23.
        10.7*              -- Sprint Trademark and Service Mark License Agreement dated as of July 17, 1998 by and between Sprint Communications
                              Company, LP and Alamosa PCS, LLP superceded by Exhibit
                              10.24.
        10.8*              -- Sprint Spectrum Trademark and Service Mark License
                              Agreement dated as of July 17, 1998 by and between Sprint
                              Spectrum, LP and Alamosa PCS, LLP superceded by Exhibit
                              10.25.
        10.9*              -- Consent and Agreement dated as of June 10, 1999 by and
                              between Nortel Networks, Inc., Sprint Spectrum, LP,
                              Sprint Communications Company, LP, WirelessCo, LP, and
                              SprintCom, Inc.

        EXHIBIT
         NUMBER                                   EXHIBIT TITLE
        -------                                   -------------
        10.10*             -- Sprint PCS Management Agreement (Wisconsin), as amended, dated as of December 6, 1999 by and between Sprint
                              Spectrum, LP, WirelessCo, LP and Alamosa Wisconsin
                              Limited Partnership.
        10.11*             -- Sprint PCS Services Agreement (Wisconsin) dated as of
                              December 6, 1999 by and between Sprint Spectrum, LP and
                              Alamosa Wisconsin Limited Partnership.
        10.12*             -- Sprint Trademark and Service Mark License Agreement
                              (Wisconsin) dated as of December 6, 1999 by and between
                              Sprint Communications Company, LP and Alamosa Wisconsin
                              Limited Partnership.
        10.13*             -- Sprint Spectrum Trademark and Service Mark License
                              Agreement (Wisconsin) dated as of December 6, 1999 by and
                              between Sprint Spectrum, LP and Alamosa Wisconsin Limited
                              Partnership.
        10.14*             -- Engineering Service Contract, System Design and
                              Construction Inspection, dated as of July 27, 1998, as
                              amended, by and between Alamosa PCS, LLC and Hicks &
                              Ragland Engineering Co., Inc.
        10.15*             -- Master Site Development and Lease Agreement, as amended, dated as of August 1998 by and between Alamosa PCS, LLC
                              and Specialty Capital Services, Inc.
        10.16*             -- Form of Credit Agreement by and between Alamosa PCS,
                              Inc., as borrower, Alamosa PCS Holdings, Inc., Texas
                              Telecommunications, LP and Alamosa Wisconsin Limited
                              Partnership, as guarantors and Nortel Networks Inc., as
                              administrative agent, for a $250,000,000 credit facility,
                              to be executed prior to the closing of this offering.
        10.17*             -- Alamosa PCS Holdings, Inc. 1999 Long Term Incentive Plan.
        10.18*             -- Employment Agreement effective as of October 1, 1998 by and between Alamosa PCS, LLC and Jerry Brantley,
                              superceded by Exhibit 10.29.
        10.19*             -- Employment Agreement effective as of October 29, 1998 by and between Alamosa PCS, LLC and Don Stull.
        10.20*             -- Employment Agreement effective as of October 1, 1999 by and between Alamosa PCS LLC and David Sharbutt.
        10.21*             -- Employment Agreement effective as of December 1, 1999 by and between Alamosa PCS, LLC and Kendall W. Cowan.
        10.22*             -- Sprint PCS Management Agreement, as amended, dated as of
                              December 23, 1999 by and between Sprint Spectrum, LP,
                              WirelessCo, LP, Cox Communications PCS, L.P., Cox CPS
                              License, LLC, SprintCom, Inc. and Alamosa PCS, LLC.
        10.23*             -- Sprint PCS Services Agreement dated as of December 23,
                              1999 by and between Sprint Spectrum, LP and Alamosa PCS,
                              LLC.
        10.24*             -- Sprint Trademark and Service Mark License Agreement dated as of December 23, 1999 by and between Sprint
                              Communications Company, LP and Alamosa PCS, LLC.
        10.25*             -- Sprint Spectrum Trademark and Service Mark Agreement
                              dated as of December 23, 1999 by and between Sprint
                              Spectrum, LP and Alamosa PCS, LLC.
        10.26*             -- Form of Amendment No. 4 to DMS-MTX Cellular Supply
                              Agreement by and between Alamosa PCS, LLC and Nortel
                              Networks Inc. as an amendment to Exhibits 10.1, 10.2,
                              10.3 and 10.4 described above, to be executed prior to
                              the closing of this offering.
        10.27*             -- Form of Registration Rights Agreement by and between
                              Nortel Networks Inc. and Alamosa PCS Holdings, Inc., to
                              be executed prior to the closing of this offering.

        EXHIBIT
         NUMBER                                   EXHIBIT TITLE
        -------                                   -------------
        10.28*             -- Form of Warrant Agreement by and between Nortel Networks
                              Inc. and Alamosa PCS Holdings, Inc., to be executed prior
                              to the closing of this offering.
        10.29*             -- Amended and Restated Employment Agreement effective as of
                              October 1, 1999 by and between Alamosa PCS, LLC and Jerry
                              Brantley.
        21.1*              -- Subsidiaries of Alamosa.
        23.1*              -- Consent of PricewaterhouseCoopers LLP.
        23.2               -- Consent of Haynes and Boone, LLP (contained in legal
                              opinion filed as Exhibit 5.1).
        24.1*              -- Powers of Attorney (included on the signature page to the initial filing).
        27.1*              -- Financial Data Schedule.


---------------

 *  Previously filed.